As filed with the Securities and Exchange Commission on May 22, 2000
                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                ----------------

                               DRYCLEAN USA, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                               11-2014231
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                  Identification No.)

             290 N.E. 68th Street, Miami, Florida              33138
         (Address of Principal Executive Offices)           (Zip Code)

                             1991 STOCK OPTION PLAN
                            (Full title of the plan)

                               Mr. Michael Steiner
                                    President
                               DRYCLEAN USA, Inc.
                              290 N.E. 68th Street
                              Miami, Florida 33138
                     (Name and address of agent for service)

                                 (305) 754-4551
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Richard A. Rubin, Esq.
                                Parker Chapin LLP
                              405 Lexington Avenue
                            New York, New York 10174

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

      ----------------------------------------------------------------------------------------------------------------------------
          Title of each                                                                   Proposed maximum             Amount of
       class of securities         Amount to be              Proposed maximum            aggregate offering          registration
         to be registered         registered (1)         offering price per share               price                   fee
      -----------------------     ----------------       ------------------------       -----------------------     --------------
      Common                         30,000 shares           $0.8125    (2)             $     24,375.00 (2)             $  6.44
      Stock, par value              505,000 shares           $1.00      (2)             $    505,000.00 (2)             $133.32
      $.025 per share                75,000 shares           $2.00      (2)             $    140,000.00 (2)             $ 36.96
                                     10,000 shares           $0.8125    (3)             $      8,125.00 (3)             $  2.15
                                     50,000 shares           $1.0313    (3)             $      5,156.50 (3)             $  1.36
                                    230,000 shares           $1.875     (4)             $    431,250.00 (4)             $113.85
      ----------------------------------------------------------------------------------------------------------------------------
               Total                900,000 shares                                      $   ,113,906.50                 $ 294.08
      ----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there is also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1991 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), the price at which such outstanding options may be exercised.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), the price at which such outstanding options have been exercised. These shares are included herein in the event the registrant determines to file a re-offer prospectus through a post-effective amendment hereto covering such shares.
(4) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h)(1) and 457(c), the average of the high and low sales prices per share of the registrant's Common Stock on the American Stock Exchange, as reported in the consolidated reporting system, on May 19, 2000.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 and the registrant's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, all as heretofore filed (File No. 0-9040) by the registrant with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act"), and the description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed on October 28, 1999 under the 1934 Act, including any amendment or report filed for the purpose of updating such description, are incorporated herein by reference.

         All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

Item 4.       Description of Securities.

         Not Applicable.

Item 5.       Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.       Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Article Thirteenth of the registrant's Certificate of Incorporation, as amended, provides that, to the full extent authorized by law, the registrant shall indemnify, and advance expenses to, any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his heir, executor or administrator, is or was a director, officer, employee or agent of the registrant or serves or served at the request of the registrant as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise.

         Article VI of the registrant's By-Laws implements the provisions of the registrant's Certificate of Incorporation and sets forth procedures therefor.

         The registrant maintains a Directors' and Officers' Liability Insurance Policy, including Company Reimbursement, with Great American Insurance Company, insuring (a) the directors and officers of the registrant against loss arising from any claim or claims made against them by reason of, with certain exceptions, any actual or alleged error, misstatement, misleading statement act or omission, or neglect or breach of duty by them in the discharge of their duties in their capacity as directors or officers of the registrant, individually or collectively, or by virtue of their status as directors or officers and (b) the registrant against loss arising from the registrant's obligation to indemnify directors and officers against such wrongful acts. The coverage of such policy is $1,000,000 (subject to specified retention amounts in the case of claims for reimbursement of the Company).

         In addition, Article Sixteenth of the registrant's Certificate of Incorporation, as amended, provides, in general, that no director of the registrant shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.       Exemption from Registration Claimed.

         Not Applicable.

Item 8.       Exhibits.

Exhibit
Number
------

4.1(a) Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on June 30, 1963. Incorporated by reference to Exhibit 4.1(a) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(b) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on March 27, 1968. Incorporated by reference to Exhibit 4.1(b) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(c) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on November 4, 1983. Incorporated by reference to Exhibit 4.1(c) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(d) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on November 5, 1986. Incorporated by reference to Exhibit 4.1(d) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(e) Certificate of Change of Location of Registered Office and of Agent, as filed with the Secretary of State of the State of Delaware on December 31, 1986. Incorporated by reference to Exhibit 4.1(e) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(f) Certificate of Ownership and Merger of Design Development Incorporated into the registrant, as filed with the Secretary of State of the State of Delaware on June 30, 1998. Incorporated by reference to Exhibit 4.1(f) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(g) Certificate of Amendment to the Certificate of Incorporation of the registrant as filed with the Secretary of State of the State of Delaware on October 30, 1998. Incorporated by reference to Exhibit 4.1(g) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(h) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of Delaware on November 5, 1999. Incorporated by reference to Exhibit 4.1 to the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, File No. 0-9040.

4.2      By-Laws of the  registrant,  as amended.  Incorporated  by reference to
         Exhibit 4.2 to the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, File No. 0-9040.

*5.1 Opinion and consent of Parker Chapin LLP as to the legality of the Common Stock being offered.

*23.1    Consent of BDO Seidman, LLP

*23.2    Consent of Parker Chapin LLP (contained in Exhibit 5.01).

*24.1 Powers of Attorney of officers and directors of the registrant (included as part of the signature page hereto).

99.1 The registrant's 1991 Stock Option Plan, as amended. Incorporated by reference to Exhibit 99.3 to the registrant's Current Report on Form 8-K dated (date of the earliest event reported October 29, 1998, File No. 0-9040.

-----------
*  Filed herewith.

Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;


         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 22nd day of May, 2000.

                                               DRYCLEAN USA, INC.

                                               By:  /s/ Michael S. Steiner
                                                  ---------------------------
                                                   Michael S. Steiner, President
                                                   and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael S. Steiner, Venerando J. Indelicato and Lloyd Frank and each of them, with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of May, 2000.


      Signature                                      Title
      ---------                                      -----
         /s/ Michael S. Steiner
----------------------------------------
           Michael S. Steiner                 President (Chief Executive Officer)


       /s/ Venerando J. Indelicato            Treasurer  (Principal Financial and Accounting Officer)
----------------------------------------
           Venerando J. Indelicato


             /s/ David Blyer
----------------------------------------
                David Blyer                   Director


             /s/ Lloyd Frank
----------------------------------------
                 Lloyd Frank                  Director


          /s/ Alan M. Grunspan
----------------------------------------
               Alan M. Grunspan               Director


         /s/ William K. Steiner
----------------------------------------
             William K. Steiner               Director


----------------------------------------
               Stuart Wagner                  Director


EXHIBIT INDEX

Exhibit
Number
------

4.1(a) Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on June 30, 1963. Incorporated by reference to Exhibit 4.1(a) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(b) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on March 27, 1968. Incorporated by reference to
              Exhibit 4.1(b) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(c) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on November 4, 1983. Incorporated by reference to
              Exhibit 4.1(c) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(d) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on November 5, 1986. Incorporated by reference to
              Exhibit 4.1(d) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(e) Certificate of Change of Location of Registered Office and of Agent, as filed with the Secretary of State of the State of Delaware on December 31, 1986. Incorporated by reference to
              Exhibit 4.1(e) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(f) Certificate of Ownership and Merger of Design Development Incorporated into the registrant, as filed with the Secretary of State of the State of Delaware on June 30, 1998. Incorporated by reference to Exhibit 4.1(f) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(g) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on October 30, 1998. Incorporated by reference to
              Exhibit 4.1(g) to the registrant's Current Report on Form 8-K dated (date of earliest event reported) October 29, 1998, File No. 0-9040.

4.1(h) Certificate of Amendment to the Certificate of Incorporation of the registrant, as filed with the Secretary of State of Delaware on November 5, 1999. Incorporated by reference to Exhibit 4.1 to the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, File No. 0-9040.

4.2 By-Laws of the registrant, as amended. Incorporated by reference to Exhibit 4.2 to the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, File No. 0-9040.

*5.1 Opinion and consent of Parker Chapin LLP as to the legality of the Common Stock being offered.

*23.1         Consent of BDO Seidman, LLP

*23.2         Consent of Parker Chapin LLP (contained in Exhibit 5.01).

*24.1 Powers of Attorney of officers and directors of the registrant (included as part of the signature page hereto).

 99.1 The registrant's 1991 Stock Option Plan, as amended. Incorporated by reference to Exhibit 99.3 to the registrant's Current Report on Form 8-K dated (date of the earliest event reported October 29, 1998, File No. 0-9040.

-----------
*  Filed herewith.